PCMC

AMENDED CONTRACT FOR SERVICES

The following constitutes an amended agreement (the "**Agreement**"), dated October 16, 2008, and retroactively made effective as of February 29th, 2008 (the "**Effective Date**"), by and among GoPublicToday.com, Inc., ("**GPT**") and Public Company Management Services, Inc. ("**PCMS**" and collectively with GPT, the "**Company**"), both located at 5770 El Camino Road, Las Vegas, NV 89118, and the following company (hereinafter referred to as the "**Client**"):

COMPANY:	MK Automotive, Inc.
ADDRESS:	5833 W. Tropicana
CITY/STATE/ZIP:	Las Vegas, NV 89103
CONTACT PERSON:	Mr. Mike Murphy
TELEPHONE:	702-249-1230 V

The Company hereby agrees to provide advice and assistance to Client in conjunction with the sale of securities issued by Client to investors. It is understood that THE COMPANY IS NOT REGISTERED AS A BROKER-DEALER AND WILL NOT FUNCTION AS AN UNDERWRITER OR SALES AGENT OR FINDER.THE COMPANY WILL HAVE NO CONTACTS WITH INVESTORS.THE COMPANY WILL ONLY CONSULT WITH CLIENT AS TO HOW CLIENT MAY SELL ITS OWN SECURITIES AND WILL BE PAID ONLY FOR ITS CONSULTING SERVICES. Client understands and agrees that it is not contracting for sales or distribution services. In consideration of mutual promises made herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged by the Company and Client, both parties agree as follows:

1. **Client Activities and Company Services.** The following paragraphs outline the activities Client will undertake and the services that the Company will provide. Only those services that are requested by Client and required or advisable in the opinion of GPT will be performed. Client understands that the services may be provided in an order different than set forth below or simultaneously and that additional services not identified may be required. To the extent that it can do so without violating law, the Company will provide such additional services.

- **Corporate Structure.** Client shall complete a review and analysis of its financial structure, incorporation status, business, and other matters that may affect Client's continued existence and suitability for becoming a fully reporting, publicly traded company on a date (the "**Review Completion Date**") no later than thirty (30) days following the Effective Date. GPT will provide management consulting services related to such review and analysis. Client authorizes GPT to identify professional service providers such as lawyers and accountants to act as necessary to conduct a review of the corporate records, identify deficiencies, and recommend corrective actions required. Client understands that Client will be required to engage Client's own corporate/securities attorney to assist client in matters regarding its corporate structure and suitability for becoming a fully reporting, publicly traded company.

- **Founders Round Offering.** Client shall complete the offer and sale of its common stock (the "**Securities**") through a seed capital and/or founders offering to up to ten (10) persons that have a substantial preexisting business relationship with Client in an offering under Section 4(2) of the Securities Act of 1933, as amended (the "**Securities Act**" or the "**1933 Act**") on a date (the "**Founding Completion Date**") no later than sixty (60) days following the Effective Date. GPT will provide management consulting services to Client for purposes of Client engaging in such seed capital and/or founders round offering(s). Client authorizes GPT to identify independent professional service providers such as lawyers and accountants as necessary to prepare corporate documentation and offering documents, qualify Securities issued by Client under exemptions from registration with the United States Securities and Exchange Commission (the "**SEC**") and state regulatory agencies, provide advice and representation to Client, and otherwise represent and assist Client in such offering.

- **Private Placement Offering.** Client shall complete the offer and sale of its Securities to at least sixty-five (65) persons pursuant to Regulation D under the Securities Act and the qualification of such offering under the state securities laws of each state in which any Securities are offered or sold on a date (the "**Reg D Completion Date**") no later than one hundred eighty (180) days following the Effective Date. GPT will provide management

consulting services to Client for purposes of Client engaging in such private placement offering. Client authorizes GPT to identify independent professional service providers such as lawyers, accountants and securities brokers as necessary to prepare corporate documentation and offering documents, qualify Securities issued by Client under Regulation D under the Securities Act and exemptions under state securities laws, provide advice and representation to Client, and otherwise represent and assist Client in such offering. Client understands that if Client offers Securities pursuant to Regulation D, GPT will provide management consulting services to Client for Client's registration under the Securities Act (discussed below) only for the resale of Securities sold pursuant to Regulation D (a "**Secondary Offering**") and not for the sell of Securities by the Client (a "**Primary Offering**").

- **Registration under the Securities Act.** Client shall file a registration statement under the Securities Act on a date (the "**Filing Date**") no later than two hundred twenty-five (225) days following the Effective Date for the purpose of registering the sale of Securities in a Primary Offering to, or the resale of Securities in a Secondary Offering by, not less than sixty-five (65) persons that are not affiliates of the Company. Client shall use its reasonable commercial efforts to cause such registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than a date (the "**Effectiveness Date**") three hundred forty-five (345) days following the Effective Date. GPT will provide management consulting services to Client for purposes of Client filing such registration statement and causing it to be declared effective. Client authorizes GPT to identify independent professional service providers such as lawyers, accountants, broker/dealers, and underwriters to prepare corporate documentation and registration statements, provide advice and representation of Client, and otherwise represent and assist Client in such registration. Client understands that if Client offers Securities pursuant to Regulation D (discussed above), the registration statement filed with the SEC will only be for a Secondary Offering and will not include a Primary Offering.

- **Registration under the Exchange Act.** Client shall file a registration statement under Section 12 of the Exchange Act of 1934, as amended (the "**Exchange Act**") on the earlier of (i) the Filing Date if the Client determines that it will not file a registration statement under the Securities Act; or (ii) the Effectiveness Date. GPT will provide management consulting services to Client for purposes of Client filing such registration statement. Client authorizes GPT to identify independent professional service providers such as lawyers and accountants to prepare corporate documentation and registration statements, provide advice and representation to Client, and otherwise represent and assist Client in such registration.

- **Market Listing or Quotation.** Client shall obtain a listing or quotation, as applicable, of the Securities for trading on one of the following "**Trading Markets**": (i) New York Stock Exchange; (ii) American Stock Exchange; (iii) NASDAQ National Market System; (iv) NASDAQ SmallCap Market; or (v) NASD OTC Bulletin Board (for whichever one of the foregoing the Client qualifies at the time in order of priority with 1 being the highest priority), on a date (the "**Trading Date**") no later than three hundred forty-five (345) days following the Effective Date. GPT will provide management consulting services to Client for purposes of Client obtaining such listing or quotation. The Client shall do all things necessary to maintain such listing or quotation and will comply in all material respects with the Client's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("**NASD**") and such exchanges, as applicable. Client authorizes GPT to identify independent professional service providers such as lawyers, accountants and securities professionals to prepare corporate documentation and quotation applications, provide advice and representation to Client, and otherwise represent and assist Client in obtaining such quotation.

- **Compliance.** During the period (the "**Compliance Period**") beginning on the Effectiveness Date for registration statement filed under the Securities Act or the date of effectiveness of a registration statement filed under the Exchange Act, as the case may be, and ending eighteen (18) months thereafter the Client shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. PCMS will provide regulatory compliance services to Client for purposes of Client complying with Section 13, Section 14, Section 15 and Section 16 of the Exchange Act for twelve (12) months after the earlier of the Effectiveness Date for registration statement filed under the Securities Act or the date of effectiveness of a registration statement filed under the Exchange Act. Client authorizes PCMS to identify independent professional service providers such as lawyers, accountants, broker/dealers, and

underwriters to prepare corporate documentation and periodic reports, provide advice and representation of Client, and otherwise represent and assist Client in such compliance activity.

2. **Client Duties**. Client agrees to provide the Company with any information and documents as may be requested by the Company in connection with the services to be performed for Client. Client shall be solely responsible for the accuracy of the information and representations contained in any documents to be prepared by the Company on behalf of Client. Client also expressly warrants that an accurate, accrual basis set of books will be maintained current and a complete financial package, with all adjustments, will be presented for audit on a timely basis. Clients warrants that a fiscal year will be selected, that accounting policies will be defined and articulated, and that a complete set of board meeting minutes, legal documents, stock and option issuance records will be maintained. Client agrees to pay Compensation to the Company as provided in Section 3 of this Agreement. Client agrees to set aside time prior to and after becoming a publicly trading to deliver public awareness for his company so customers and investors will know the company exists as a public company. Client agrees that during the period beginning on the Effective Date and ending eighteen (18) months after the earlier of the Effectiveness Date or the date of effectiveness of the registration statement under the Exchange Act as contemplated in Section 1, above, Client will not engage in any of the following acts (collectively, the "**Prohibited Acts**" and each a "**Prohibited Act**") without the express written consent of the Company:

- Issue or sale of any stock, warrant, option, convertible debt or other instrument giving any person the right to subscribe for or receive shares of any security issued by Client;
- Purchase, sale, or lease (whether as lessor or lessee) all or substantially all of the business or assets of Client as conducted or existed immediately prior to the Effective Date;
- Refrain from carrying on Client's business consistent with the manner in which such business was conducted immediately prior to the Effective Date;
- Enter into a merger, consolidation, or other combination, or entry into any partnership, joint venture, or other joint enterprise with any person;
- Register shares of Client's common stock pursuant to a registration statement on Form S-8, and if shares are so registered, issue more than 5% of Client's outstanding common stock pursuant to such registration statement; or
- Make any public statement or press release regarding any matter or advise any person about the scope and nature of the engagement of the Company, including any general announcement of an offering of its securities.

3. **Compensation**. Client shall pay the Company pursuant to this Section 3 and **Exhibit A** attached hereto and incorporated herein by this reference and made a part hereof. Such compensation shall consist of the following:

a. Client shall pay $85,000 to GPT in installments as set forth in **Exhibit A**; or

b. Client shall pay by the month as follows:.

General Payment Terms: Please Initial: _[handwritten initials]_ **; Please Date:** 10/16/08
As compensation for our professional services, GoPublicToday.com, Inc. will be paid a fee of Ten Thousand US Dollars ($10,000)/month for 12 months.

Client agrees to allow PCMS to automatically draft Client's account using Client credit card #:
Use Previous info on file Date card Expires: ____________
Type: Amex, MasterCard, Visa, Discover

Please include card's security code as found on back (3 or 4 digits) ________.

Card will be charged on the ________ of each month (the payments under either a. or b. being the "**Initial Cash Compensation**"); and

The Company and Client hereby acknowledge that Client has made the scheduled payments under Section 3.b. hereof as of October 16, 2008. Client shall also issue 1,250,000 restricted shares of Client's common stock (the "**Stock Compensation**") to GPT. The Stock Compensation is due and payable as of the Effective Date, and the

Client shall issue the Stock Compensation to GPT on a date no later than the Review Completion Date. Client understands that this contract has been discounted by $595,000 because of the Stock Compensation GPT is receiving. It is understood that these contracts take as much as 1,600 hours or more to perform and GPT's normal hourly rate of $425.00 per hour (the "**Hourly Rate**") has been discounted substantially.

c. On the earlier of (i) the Effectiveness Date; or (ii) the date of effectiveness of a registration statement under the Exchange Act as contemplated in Section 1, above; Client agrees to pay to PCMS the sum of $48,000 (the "**Continuing Cash Compensation**") for services to be provided by PCMS for regulatory compliance services during the twelve (12) month period following such earlier date. The Continuing Cash Compensation shall be paid in installments as set forth in **Exhibit A**.

d. If, as provided by Section 1 hereof, (i) the review and analysis is not completed on or prior to the Review Completion Date; (ii) the Stock Compensation is not issued to GPT on or prior to the Review Completion Date; (iii) the seed capital and/or founders round offering is not completed on or prior to the Founding Completion Date; (iv) the Private Placement Offering is not completed on or prior to the Reg D Completion Date; (v) a registration statement under the Securities Act is not filed on or prior to the Filing Date; (vi) a registration statement filed under the Securities Act is not declared effective by the SEC on or prior to the Effectiveness Date; (vii) a registration statement under the Exchange Act is not filed on the earlier of the Filing Date or the Effectiveness Date; (viii) a registration statement filed under the Exchange Act does not become effective within sixty (60) days after such filing; (ix) a listing or quotation, as applicable, is not obtained on or prior to the Trading Date; (x) the Client does not return correctly executed documents on or prior to the Document Execution Date(s) (as defined in Section 5 hereof) (xi) the Client commits a Prohibited Act (as defined in Section 2 hereof); (xii) the Client is not timely in filing with the SEC any reports required to be filed pursuant to the Exchange Act or the Client terminates its status as an issuer required by the Exchange Act to file reports thereunder during the Compliance Period; or (xiii) at anytime after the Trading Date, the Securities are not listed or quoted, or are suspended from trading on any Trading Market for a period of three (3) consecutive days on which the Trading Market on which the Securities are traded is open and available to trade the Securities (provided the Client shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Securities on another Trading Market) (any such failure or breach as described in clauses (i) through (xiii) being referred to as an "**Event**," and for purposes of clauses (i) through (xii) the date on which such Event occurs, or for purposes of clause (xiii) the date on which such three (3) day period is exceeded, being referred to as an "**Event Date**"); then (X) for any such failure or breach as described in clauses (i) through (xii) the Client shall pay in cash all unpaid Hourly Billing (as hereafter defined), and (Y) for any such failure or breach as described in clause (xiii) the Client shall pay in cash the greater of all unpaid Hourly Billing or the market value at the time of such Event of such portion of the Stock Compensation owned by and/or required to be issued to the Company. Client understands that in addition to the payment required under this Section 3 (c), the Company has the right to be issued and retain the nonrefundable Stock Compensation. "**Hourly Billing**" means one or more bills, invoices or statements issued (or to be issued) by the Company to the Client at the Hourly Rate multiplied by the number of hours and/or fraction thereof for all services provided under this Agreement.

e. As partial relief for the damages to the Company by reason of the occurrence of any Event (which remedy shall not be exclusive of any other remedies available at law or in equity), the Client shall pay to the Company, as liquidated damages and not as a penalty, for each day that an Event has occurred and is continuing, an amount in cash equal to the Hourly Rate.

f. For purposes of this Section 3, the Hourly Billing provided for in Section 3(c) and the amount provided for in Section 3(d) shall be immediately due and payable without demand on the Event Date. In the event the Client fails to make any payments pursuant to Sections 3(c) or 3(d) and this Section 3(e) in a timely manner, such payments shall be subject to a late fee from the Event Date to the date of payment at the rate and in the manner provided for in Section 10 hereof.

g. In the event that Client requests and the Company provides services ("**Additional Services**") outside of the scope of the services to be provided under this Agreement, Client will pay the Company at the Hourly Rate for the

number of hours and/or fraction thereof that the Company spends providing such services. The Company will identify services as Additional Services prior to providing such services.

4. **Other Expenses.** The compensation in Section 3 does not include any direct filing fees required to be submitted with any registration, filings, membership applications, self-regulatory agency fees, bonding, fingerprinting, or testing expenses, all of which must be paid directly by the Client. The Company will list such fees in correspondence included with the submission of the aforementioned documents to Client for its review and execution. Client must issue checks in full payment of these fees, payable to the appropriate payee, in the appropriate amount, and return the checks to the Company along with the executed documents. The Company is not responsible for printing, overnight mail costs, accounting fees or other out of pocket expenses. The Company will list such expenses in the correspondence to client for payment as aforementioned. The Company will authorize lawyers and accountants (other than auditors) with whom it has negotiated fee structures to extend the benefit of such structures to Client and Client hereby authorizes the Company to pay such fees on behalf of Client out of the Cash Compensation. Client is responsible for obtaining its own audited financial statements associated with the services described above, and Client will pay all auditing fees directly to the Client's auditors. A list of actual and estimated other expenses is set forth in **Exhibit A.**

5. **Timely Document Review by Client.** If documents are not returned to the Company, correctly executed and with proper payment as indicated by the correspondence referred to in Section 4 hereof, on a date (the "**Document Execution Date**") no later than five (5) days following the submission of such documents to the Client, the Company will not guarantee that the documents will be accepted by the Company or receive priority treatment upon their return. Documents which are not returned as provided in this Section 5 on or before the Document Execution Date may require revisions which, in addition to Hourly Billing as provided in Section 3(c) hereof, will be billed to the Client at the then current hourly rate of the professional service provider involved, which may be $350.00 or more per hour. Furthermore, some State agencies do not accept documents which have been signed and/or notarized after the Document Execution Date and such documents will require revisions.

6. **Certain Circumstances.** The Company assumes no responsibility for any occurrences beyond its control, including but not limited to Federal and State filing backlogs or agency computer breakdowns, which may result in processing delays. The Company cannot guarantee that any registration statement will be declared effective by the SEC or otherwise become effective or that the Client will obtain a listing or quotation for the Securities; however, in the event that the failure to obtain effectiveness or a listing or quotation is directly attributable to an error or oversight on the part of the Company, the Company will use its best efforts to resolve the problem at no additional expense to Client. In no event will the Company be liable for actual, incidental, consequential, related or any other type of damages, in any amount, attributable to such error or oversight on the part of the Company.

7. **Indemnification.** Client hereby agrees to indemnify and hold harmless the Company, its partners, employees, agents, representatives, assigns, and controlling persons (and other officers, directors, employees, agents, representatives, assigns and controlling persons) from any and all losses, claims, damages, liabilities, costs, and expenses (and all other actions, suits, proceedings, or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding, or claim, whether or not in connection with any action, suit, proceeding or claim for which it is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of the services pursuant to this Agreement so long as the Company has not committed intentional or willful misconduct, nor acted with gross negligence, in connection with the services which form the basis of the claim for indemnification. Client further agrees that the Company shall incur no liability on account of this Agreement or any acts or omissions arising out of or relating to this Agreement except for such intentional or willful misconduct. This paragraph shall survive the expiration or termination of this Agreement.

Please Initial: ______ Client also expressly indemnifies the Company for any future liabilities, either administrative, civil, or criminal related to the improper use by Client or its assigns of any and all documentation that is provided to Client by the Company pursuant to this Agreement.

Please Initial: ______ Client hereby further agrees to indemnify the Company against any action, suit, claim or proceeding, whether civil, criminal or administrative, and against any fine, cost, levy, expense, judgment or award arising

therefrom (collectively a "Claim"), in which the Company may be involved (whether as a witness or a party) as a result of any application or document filed or processed by the Company, on the Client's behalf, which contains any false or misleading statement or omission of material fact or which, other than through gross negligence of the Company, violates any statute, rule or order of any Federal, state or self-regulatory authority. Client agrees that the Company shall have no responsibility to verify the accuracy or adequacy of any statement, document, fact or information provided to the Company by Client or Client's attorney, accountant, representative or agents.

8. **Independent Contractor Status.** The Company shall perform its services under this contract as an independent contractor and not as an employee of Client or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that the Company shall have no authority to act for, represent or bind Client or any affiliate thereof in any manner, except as provided for expressly in this Agreement or in writing by Client.

9. **Additional Services.** Client understands and acknowledges by the acceptance of this Agreement that any and all services outside the direct scope of the documents listed in Section 1 above shall be billed to Client by the Company at the Company's then current hourly rates. Such services specifically include, but are not limited to, services required as a result of Client's strategic reconfigurations of its offering subsequent to the execution of this Agreement and subsequent to initial information provided to the Company by Client.

10. **Late Fees.** Any Company bill, invoice or statement not paid by the Client on or before the earlier of (30) days of such billing or the Event Date (as defined in Section 3(d) hereof) shall be charged a late fee of 1.5% per month (prorated for partial months) until paid in full. The Company reserves the right to use any and all means of collection available under applicable law to collect any amount past due.

11. **Termination.** Prior to the Filing Date, the Client may terminate this Agreement by providing the Company with forty-five (45) days prior written notice of such termination. The Client may not terminate this Agreement after the Filing Date. The Company may terminate this Agreement by providing the Client with five (5) days prior written notice at any time after the occurrence of an Event (as defined in Section 3(d) hereof). In the event of termination as provided herein, Client shall pay in cash all unpaid Hourly Billing less the amount of any Cash Compensation that Client has paid under this Agreement, and the Company shall return 1) 80% of the Stock Compensation if such termination occurs before the Founding Completion Date; and 2) 0% of the Stock Compensation if such termination occurs after the Founding Completion Date.

12. **Amendment and Modification.** Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties. No oral modifications to this Agreement may be made.

13. **Entire Agreement.** This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. The failure by the Company to insist on strict performance of any term or condition contained in this Agreement shall not be construed by Client as a waiver, at any time, of any rights, remedies or indemnifications, all of which shall remain in full force and effect from time of execution through eternity.

14. **Agreement Binding.** This Agreement shall be binding upon the successors and permitted assigns of the parties hereto. Client shall not assign its rights or delegate its duties under any term or condition set forth in this Agreement without the prior written consent of the Company.

15. **Attorney's Fees.** In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

16. **Severability.** If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added

automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

17. **Governing Law.** This Agreement shall be governed by the laws of the State of Nevada, and the venue for the resolution of any dispute arising thereof shall be in Clark County, State of Nevada.

18. **No Legal Advice.** Client further agrees and understands that although documents and filings prepared by the Company are reviewed by its General Counsel or other legal officer, the Company has not and does not render legal advice or offer legal assistance. All requests for legal advice by Client will be referred to legal counsel for a proper legal opinion. Accordingly, no statements or representations by the Company should be construed to be legal advice, and the Company advises Client to always consult with own its attorney regarding the legalities of all investment offerings, registrations and filings.

19. **Post-Registration Responsibilities.** Client understands and acknowledges by the acceptance of this Agreement that all post-registration periodic or special reports are the responsibility of the Client unless otherwise agreed to in writing by the Company.

IN WITNESS THEREOF, the parties above have caused this Agreement to be duly executed, as of the Effective Date.

MK Automotive, Inc.
(Client Company Name)

(Officer's Signature)
Mr. Mike Murphy
(Officer's Printed name)
President
(Officer's Title)

GoPublicToday.com, Inc.

(Officer's Signature)

(Officer's Printed name)

(Officer's Title)

Public Company Management Services, Inc.

(Officer's Signature)

(Officer's Printed name)

(Officer's Title)

EXHIBIT A

FEES AND COSTS

PHASE I
MANAGEMENT CONSULTING SERVICES

Consulting Fee: Payable to GPT

Client shall pay GPT the sum of $85,000 (the "**Initial Cash Compensation**") and shall issue to GPT 1,250,000 restricted shares of Client's common stock (the "**Stock Compensation**") for management consulting services under the Agreement. All of the Cash Compensation and all of the Stock Compensation is nonrefundable. Client understands the Agreement has been discounted by $595,000 because of the Stock Compensation GPT is receiving. Client understands that such agreements take as much as 1,600 hours or more to perform and GPT's normal hourly rate of $425.00 per hour has been discounted substantially. Should Client not issue the Stock Compensation to GPT – all fees for services at the normal hourly rate shall become immediately due and payable.

Client shall pay $10,000 per month for 12 months to spread out the costs of these milestones and compliance fee to begin public status. A savings of $1000.00. Initial here Or they may pay in Milestones – NOT BOTH

Initial Cash Compensation and Stock Compensation

The Initial Cash Compensation and the Stock Compensation shall be paid in the following installments:

Installment 1: $25,000 Initial Cash Compensation and 1,250,000 shares Stock Compensation

Client shall make a payment to GPT in the form of $25,000 and the issuance of 1,250,000 restricted shares of Client's common stock to GPT both of which shall occur prior to GPT providing services related to any initial round of self-distributed financing by the Client from one or more investors. The Initial Cash Compensation and the Stock Compensation shall not be earned by GPT until the day on which Client completes, terminates or abandons the Founders Round Offering.

Installment 2: $40,000

Client shall pay $40,000 to GPT on the earlier of (i) the date immediately prior to the preparation of documents for an offering by the Client pursuant to Regulation D promulgated by the SEC and/or state securities laws; (ii) the date immediately prior to the preparation of documents for any State registered offering by the Client; (iii) the date immediately prior to the preparation of a registration statement for the Client under the Securities Act of 1933, as amended; (iv) the date immediately prior to the preparation of a registration statement for the Client under the Securities Exchange Act of 1934, as amended; or (v) the date of a determination that Client will not conduct any one of the offerings in clauses (i) through (iv) of this Installment 2;

Installment 3: $20,000

Client shall pay $20,000 to GPT on the earlier of (i) the date of effectiveness of the Client's registration statement filed with the SEC under the Securities Act or the Exchange Act; (ii) the date of withdrawal of the Client's registration statement filed with the SEC under the Securities Act or the Exchange Act; or the date of a determination that Client will not register securities under the Securities Act or the Exchange Act.

PHASE II
REGULATORY COMPLIANCE SERVICES

Consulting Fee: Payable to Public Company Management Services, Inc. ("PCMS")

At such time as Client first becomes subject to the periodic and other reporting requirements of the Exchange Act, Client agrees to pay to PCMS the sum of $48,000 (the "**Continuing Cash Compensation**") for services to be provided by PCMS under the Agreement during the first 12 months following such time. The Continuing Cash Compensation shall be paid in the following installments:

Continuing Cash Compensation

Installment 1: $36,000

Client shall pay PCMS one payment of $36,000 on the Trading Date (as defined in the Agreement).

Installment 2: $12,000, payable monthly

Client shall pay PCMS twelve (12) installments of $1,000 each due on the first day of each of the 12 months commencing with the month after the earlier of the Effectiveness Date (as defined in the Agreement) or the date of effectiveness of a registration statement under the Exchange Act.

OTHER FEES AND COSTS

Fees and Costs: Payable to PCMS

Client agrees to pay the following, and any other, actual costs as may result from time to time in execution of the services provided by PCMS:

Background Check			
Domestic – US	Per Person/Entity	$	1,000 – 5,000
International	Per Person/Entity	$	2,000 – 9,000
Always-On-Management™ (1)	Monthly ($250 per Month)	$	3,000
Transfer Agency Application and Point of Contact Work	Initial Filing	$	800
SEC File Preparation	Each Filing	$	100
Blue Sky Preparation (If not performed by an outside service provider)	Per State	$	1,500
Form 211 Development	Each Filing	$	8,000
Preparation of Response to SEC Comment Letter	Each Response	$	1,000 – 4,000
Registration Statement under the Exchange Act of 1934	Initial Filing	$	1,200
National Exchange – NYSE, Amex, Nasdaq	Listing Fees	$	****

(1) Fees and costs to maintain network (Internet and intranet) and other information technology services to seamlessly link Client's business functions to help create value, flexibility and efficiency. Includes specific solutions such as back-office intranet and other solutions, voice over Internet protocol (VOIP), conference calling, and enterprise intelligence solutions.

Fees and Costs: Payable to Others

Client agrees to pay all direct filing fees required to be submitted with any registration, filings, membership applications, self-regulatory agency fees, bonding, fingerprinting, or testing expenses. Neither GPT nor PCMS will be responsible for printing, overnight mail costs, accounting expenses, or legal fees associated with the services described above. GPT and PCMS will authorize lawyers and accountants (other than auditors) with whom it has negotiated fee structures to extend the benefit of such structures to Client and Client hereby authorizes GPT and PCMS to pay such fees on behalf of Client. Client will pay all auditing fees directly to the Public Company Accounting Oversight Board approved auditing firm which Client will retain to audit its financial statements. The following table lists an estimate of the types and amounts of fees that Client will incur during the period that GPT or PCMS are providing services:

Incorporation Costs and Filing Fees	If Applicable	$	900
Transfer Agency Fees	Initial Filing	$	600 to 800
Stock Certificate Proofs and Printing	Temporary and Permanent	$	2,100 – 3,100
CUSIP	Each Filing	$	130
Audit Coordinator	Initial Audit & Review	$	15,000
Audit Fees	Per Audit	$	25,000 – 35,000
Internal experienced bookkeeper/ accountant	Per Engagement	$	5,000 – 15,000
Engagement of Outside Counsel	As Incurred	$	10,000 – 25,000
Blue Sky Filing Fees Charged by States	Per State	$	250 – 1,000
Legal Opinion on Validity of Shares	Per Opinion	$	750 – 1,250
Registration Statement Fee Charged by SEC	Initial Filing	$	1,000
EDGAR Filing Fees	Per Submission	$	2,000 – 3,000
GPT or PCMS Outside Scope Of Work	If Applicable	$	10,000 – 25,000
Other Miscellaneous Costs	As Incurred	$	8,200

Client Will Allow:

Link business, operations and technology in a seamless process through our proprietary *Always-On Management*™ Solutions Combine business knowledge and broad IT capabilities to help clients create value, flexibility and time.

Wide Range of Specific Solutions, include: EIS-One (Enterprise Intelligence Solutions), GoToMeeting, Skype For Business, BigTime for Small Business, among others